SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2004

Coastal Banking Company, Inc.
(Exact name of registrant
as specified in its charter)

South Carolina	333-86371	57-1076099
(State of Incorporation)	Commission File No.	(I.R.S. Employer Identification No.)

36 Sea Island Parkway, Beaufort, South Carolina 29902
(Address of principal executive offices)   (Zip Code)

Registrant's telephone number, including area code:  (843) 522-1228

Not Applicable
(Former name or former address, if changed since last report)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5. Other Information

On February 27, 2004, Coastal Banking Company, Inc., the parent company of Lowcountry National Bank, issued a press release announcing that its Board of Directors on February 19, 2004 declared a 5% stock dividend to be effective on March 26, 2004, for shareholders of record March 12, 2004. Fractional shares will be based on the closing stock price on March 12, 2004, as adjusted for the split. A copy of the press release is attached hereto as Exhibit 99.1.

Item 7.  Financial Statements.  Pro Forma Financial Information and Exhibits.

             (c)          Exhibits

             Exhibit No.         Exhibit

               99.1                    Press Release of Coastal Banking Company, Inc. dated February 27, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COASTAL BANKING COMPANY, INC. By: /s/ Randolph C. Kohn Name: Randolph C.Kohn Title: Chief Executive Officer

Dated:  February 27, 2004

EXHIBIT INDEX

Exhibit Number              Description

99.1        Press Release of Coastal Banking Company, Inc. dated February 27, 2004

4